Exhibit 10.2

LOAN TERMINATION AGREEMENT

THIS LOAN TERMINATION AGREEMENT is made as of July 12, 2019 (the “Agreement”), by and between CINEDIGM CORP., a Delaware corporation (the “Borrower”) and BISON GLOBAL INVESTMENT SPC FOR AND ON BEHALF OF GLOBAL INVESTMENT SPC-BISON GLOBAL NO. 1 SP (the “Lender”).

RECITALS

WHEREAS, the Borrower and the Lender entered into that certain Term Loan Agreement, dated as of July 20, 2018 (the “Term Loan Agreement”);

WHEREAS, the parties now wish to accelerate the payment of the full amount outstanding under the Term Loan Agreement and terminate the Term Loan Agreement (the “Termination”);

WHEREAS, contemporaneously with the Termination, Cinedigm shall execute and deliver a Convertible Promissory Note (the “Convertible Note”) for the benefit of the Lender to reflect a loan by Lender to Cinedigm in the aggregate principal amount of $10,000,000.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties agree as follows:

AGREEMENT

1. Termination Payment. In connection with the termination of the Term Loan Agreement, the Borrower hereby agrees to pay to the Lender the accrued and unpaid interest under the Term Loan Agreement set forth on Schedule A attached hereto (the “Interest Payment”) in cash in immediately available funds, by September 30, 2019. The outstanding principal balance under the Term Loan Agreement set forth on Schedule A attached hereto (the “Principal Payment”) shall constitute the principal balance under the Convertible Note and shall be deemed fully repaid under the Term Loan Agreement upon the issuance of the Convertible Note.

2. Termination of the Term Loan Agreement. The Borrower and the Lender each hereby agree that the Term Loan Agreement shall terminate upon the date which the Borrower has effected the Principal Payment (the “Termination Date”). Upon termination of the Term Loan Agreement on the Termination Date as provided herein, neither of the parties thereto shall have any further obligation to any of the other parties thereunder. The termination of the Term Loan Agreement, and the mutual releases set forth in Section 3 hereof, shall represent full and complete satisfaction of all obligations of the Borrower and the Lender to each other under the Term Loan Agreement.

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3. Release.

3.1 Release of the Borrower by the Lender. Effective on the Termination Date, except for Interest Payment due to Lender under Section 1 hereof, the Lender, in consideration of the mutual promises set forth in this Agreement, for itself, its affiliated corporations and entities of any nature, and any party which may claim through the Lender, including, but not limited to, its successors and assigns, does hereby irrevocably and unconditionally release and forever discharge the Borrower and its affiliated corporations and entities of any nature, each of their agents, directors, officers, employees, representatives, attorneys, predecessors, successors and assigns, and all persons acting by, through, under or in concert with any of them of and from any and all claims, assertion of claims, expenses, debts, demands, actions, causes of action, suits, liabilities, and/or expenses (including attorneys’ fees) of any nature whatsoever, whether or not now known, suspected or claimed, which they ever had, now have, or hereafter acquire, both at law and in equity, arising out of any fact or matter in any way existing as of the Termination Date, including, without limiting the generality of the foregoing, any and all claims arising out of or related to the Term Loan Agreement, and any claims for breach thereof by the Borrower.

3.2 Release of the Lender by the Borrower. Effective on the Termination Date, the Borrower, in consideration of the mutual promises set forth in this Agreement, for itself, its affiliated corporations and entities of any nature, and any party which may claim through the Borrower, including, but not limited to, its respective successors and assigns, does hereby irrevocably and unconditionally release and forever discharge the Lender and its affiliated corporations and entities of any nature, each of their agents, directors, officers, employees, representatives, attorneys, predecessors, successors and assigns, and all persons acting by, through, under or in concert with any of them of and from any and all claims, assertion of claims, expenses, debts, demands, actions, causes of action, suits, liabilities, and/or expenses (including attorneys’ fees) of any nature whatsoever, whether or not now known, suspected or claimed, which they ever had, now have, or hereafter acquire, both at law and in equity, arising out of any fact or matter in any way existing as of the date of this Agreement, including without limiting the generality of the foregoing, any and all claims arising out of or related to any of the Term Loan Agreements, and any claims for breach thereof by the Lender.

3.3 Effect on this Agreement. The foregoing releases shall not apply to or affect the respective obligations of the parties under the Term Loan Agreement unless and until the Termination Date occurs, and shall not apply to or affect the respective obligations of the parties under this Agreement. The Borrower shall continue to perform fully all of their respective obligations under the Term Loan Agreement for the period between the date of this Agreement and the Termination Date, including, without limitation, its payment obligations thereunder, including obligations that have accrued and not been paid; provided that, the Lender hereby agrees to forbear from exercising its rights and remedies under the Term Loan Agreement.

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4. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender:

4.1 Authority, Execution and Enforceability. The Borrower has full power and authority to execute, deliver and perform this Agreement. All necessary action, corporate or otherwise, has been taken by the Borrower to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

4.2 No Violation. The execution and delivery of this Agreement by the Borrower will not violate or breach in any material respect or constitute a material default under: (i) any federal, state or local laws, rules or regulations, or any judgments, decrees, injunctions or order of any regulatory authority to which the Borrower is subject; (ii) the Certificate of Incorporation or By-laws of the Borrower; or (iii) any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which the Borrower is a party or by which the Borrower is bound, or to which any of their respective properties or assets is subject.

4.3 Consents. No approval or consent is required to be obtained by or on behalf of the Borrower in connection with the execution, delivery or performance of or the consummation of the transactions contemplated by this Agreement, other than the consents of lenders pursuant to (a) the Loan, Security and Guaranty Agreement, dated as of March 30, 2018, by and between the Borrower, East West Bank and the Guarantors named therein, as heretofore amended and (b) the Second Lien Loan Agreement, dated as of July 14, 2016, among the Borrower, the lenders party thereto and Cortland Capital Market Services LLC, as Administrative and Collateral Agent, as heretofore amended.

5. Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Borrower as follows:

5.1 Authority, Execution and Enforceability. The Lender has full power and authority to execute, deliver and perform this Agreement. All necessary action, corporate or otherwise, has been taken by the Lender to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of the Lender, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

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5.2 No Violation. The execution and delivery of this Agreement by the Lender will not violate or breach in any material respect or constitute a material default under: (i) any federal, state or local laws, rules or regulations, or any judgments, decrees, injunctions or order of any regulatory authority to which the Lender is subject; (ii) the Certificate of Incorporation or By-laws of the Lender, or (iii) any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which the Lender is a party or by which the Lender is bound, or to which any of its properties or assets is subject.

5.3 Consents. No approval or consent is required to be obtained by or on behalf of the Lender in connection with the execution, delivery or performance of or the consummation of the transactions contemplated by this Agreement.

6. General Provisions.

6.1 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be a condition to the effectiveness of this Agreement that each party shall have executed the same counterpart. This Agreement may be executed by facsimile or other electronic signatures.

6.2 Applicable Law, Jurisdiction and Venue. This Agreement shall be governed by, interpreted under and enforced in accordance with the laws of the State of New York, without regard to the principles of conflict of laws that would cause the application of the laws of any other jurisdiction. The parties consent and agree that all legal proceedings relating to the subject matter of this Agreement shall be maintained in courts sitting within the State of New York, and the parties further consent and agree that jurisdiction and venue for such proceedings shall lie exclusively with such courts.

6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

6.4 Headings and Subheadings. The various headings and subheadings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

6.5 Entire Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter of this Agreement. This Agreement supersedes all proposals, whether oral or written, and all other communications between and among the parties relating to the subject matter of this Agreement. No addition to or modification of any of the foregoing provisions shall be binding upon any party unless made in writing and signed by all parties to this Agreement.

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6.6 No Other Amendments/Waivers. Unless and until the Termination Date occurs, the Term Loan Agreement shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, unless and until the Termination Date occurs, this Agreement shall not be deemed a waiver of any term or condition of any of the Term Loan Agreement and shall not be deemed to prejudice any right or rights which the Lender or the Borrower may now have or may have in the future under or in connection with any of the Term Loan Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CINEDIGM CORP.,
as Borrower

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	COO

BISON GLOBAL INVESTMENT SPC FOR AND ON BEHALF OF GLOBAL INVESTMENT SPC-BISON GLOBAL NO. 1 SP, as Lender

By:	/s/ Fung Ka Chun
Name:
Title:
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Schedule A Termination Payment

Item	Amount
Principal	USD	10,000,000.00
Interest	USD	[25,000	]

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